EXHIBIT 23

INDEPENDENT AUDITORS’ CONSENT

The Board of Directors and Shareholders
of  CVS Corporation:

We consent to incorporation by reference in the Registration Statements Numbers 333-49407, 33-40251, 333-34927, 333-28043, 33-17181, 2-97913, 2-77397, 2-53766, 333-91253 and 333-63664 on Form S-8 and 333-52055 on Form S-3 and 333-78253 on Form S-4 of CVS Corporation of our report dated January 31, 2003, with respect to the consolidated balance sheets of CVS Corporation and subsidiaries as of December 28, 2002 and December 29, 2001, and the related consolidated statement of operations, shareholders’ equity and cash flows for the fifty-two week periods ended December 28, 2002, December 29, 2001 and December 30, 2000 and the related financial statement schedule, which report appears in the December 28, 2002 Annual Report on Form 10-K of CVS Corporation.

Our report refers to the adoption of Statement of Financial Accounting Standards No. 142, Goodwill and Other Intangible Assets, in 2002.

/s/ KPMG LLP
KPMG LLP

Providence, Rhode Island

March 17, 2003